UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

CLUBCORP CLUB OPERATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173127	27-3894784
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

First Supplemental Indenture

On September 22, 2011, ClubCorp CGCC, Inc., a Nevada corporation and a subsidiary of the Company (“CGCC”), ClubCorp Hartefeld, Inc., a Nevada corporation and a subsidiary of the Company (“CCH”), ClubCorp Ridge Club, Inc., a Nevada corporation and a subsidiary of the Company (“CCRC” and, together with CGCC and CCH, the “New Guarantors”), and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”), entered into a First Supplemental Indenture, dated as of September 22, 2011 (the “First Supplemental Indenture”) to the Indenture, dated as of November 30, 2010, among the Company, certain of its affiliates signatory thereto, and the Trustee.  Pursuant to the First Supplemental Indenture, each of the New Guarantors agreed to unconditionally guarantee all of the Company’s obligations under the Indenture with respect to the 10% Senior Notes due 2018, on the terms set forth therein.

The above description of the First Supplemental Indenture is qualified in its entirety by the First Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
4.1

First Supplemental Indenture, dated as of September 22, 2011, among ClubCorp CGCC, Inc., ClubCorp Hartefeld, Inc., ClubCorp Ridge Club, Inc. and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2011	CLUBCORP CLUB OPERATIONS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1

First Supplemental Indenture, dated as of September 22, 2011, among ClubCorp CGCC, Inc., ClubCorp Hartefeld, Inc., ClubCorp Ridge Club, Inc. and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee.